                                                                    EXHIBIT 4(g)

                                    TERM NOTE


$_________                                                         June 28, 2000


       FOR VALUE RECEIVED, the undersigned, PURINA MILLS, INC., a Delaware corporation (the "Borrower"), unconditionally promises to pay to the order of ___________ (the "Lender") the principal sum of _______________ ($__________)
or, if less, the aggregate unpaid principal amount of all the Term Loans outstanding hereunder pursuant to that certain Credit Agreement, dated as of June 28, 2000 (as amended, restated or otherwise modified from time to time made thereto, the "Credit Agreement"), among the Borrower, the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto, and Chase Bank of Texas, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, payable in installments as set forth in the Credit Agreement, with a final installment (in the amount necessary to pay in full this Note) due and payable on December 31, 2003. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

       The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

       Payments of both principal and interest are to be made without set-off or counterclaim in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

       This Note is one of the Term Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be or shall automatically become immediately due and payable.

       The Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on the grid attached to this Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to, the Loans evidenced hereby. Such notations shall be, absent manifest error, evidence of the information so set forth therein; provided, however, that the failure of the Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

       All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

       THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

       THE TERMS OF THIS NOTE AND ACTION TAKEN OR NOT TAKEN UNDER OR IN CONNECTION THEREWITH SHALL BE SUBJECT IN ALL RESPECTS TO THE TERMS OF THE INTERCREDITOR AGREEMENT AND IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS NOTE AND THE INTERCREDITOR AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL PREVAIL. NOTWITHSTANDING THE FOREGOING, THE OBLIGATIONS OF THE BORROWER TO PERFORM ITS OBLIGATIONS UNDER THIS NOTE SHALL REMAIN ABSOLUTE AND COMPLETELY UNAFFECTED BY THE EXISTENCE OF THE INTERCREDITOR AGREEMENT.



                                    PURINA MILLS, INC.



                                    By
                                        -------------------------------------
                                        Name:
                                        Title:

                        TERM LOANS AND PRINCIPAL PAYMENTS


=============================================================================================================
                              Amount of Term
                                Loan Made                                    Amount of Principal Repaid
                    ----------------- -----------------                   ----------------- ----------------
                     Alternate Base                     Interest Period    Alternate Base
       Date               Rate           LIBO Rate      (If Applicable)         Rate           LIBO Rate
------------------- ----------------- ----------------- ----------------- ----------------- ----------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------

=================== ================= ================= ================= ================= ================


=============================================================================================
                              Unpaid Principal
                                  Balance
                     ----------------- -----------------
                      Alternate Base
       Date                Rate           LIBO Rate           Total        Notation Made By
-------------------  ----------------- ----------------- ----------------- -----------------

-------------------  ----------------- ----------------- ----------------- -----------------

-------------------  ----------------- ----------------- ----------------- -----------------

-------------------  ----------------- ----------------- ----------------- -----------------

-------------------  ----------------- ----------------- ----------------- -----------------

-------------------  ----------------- ----------------- ----------------- -----------------

-------------------  ----------------- ----------------- ----------------- -----------------

-------------------  ----------------- ----------------- ----------------- -----------------

-------------------  ----------------- ----------------- ----------------- -----------------

-------------------  ----------------- ----------------- ----------------- -----------------

-------------------  ----------------- ----------------- ----------------- -----------------

-------------------  ----------------- ----------------- ----------------- -----------------

===================  ================= ================= ================= =================


                                      -3-